For Immediate Release


Contact:          Hannah Burns      (212) 272-2395
                  Maura Gaenzle     (212) 272-4445
                  Ellen Glickman    (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                         REPORTS FIRST QUARTER RESULTS;
                           ANNOUNCES ANNUAL MEETING

New York, New York -- October 14, 1997 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's first fiscal quarter ended September 26, 1997.

         Net income for the first quarter of fiscal 1998 was $161.6 million, or $1.11 per share, up 49.0% from $108.5 million, or 72 cents per share, for the comparable quarter last year. The company's after-tax return on common equity for the trailing 12-month period ended September 26, 1997 was 25.0%.

         Revenues, net of interest expense, for the quarter ended September 26, 1997 were $996.1 million, a 44.6% increase from $688.7 million for the comparable quarter a year ago.

         Commenting on the results,  President and Chief Executive Officer James
E. Cayne said, "We saw continued momentum following our record fiscal 1997 results. Strong performances were reported across all business areas with results significantly better than the prior year quarter. Dynamic markets contributed to increases in equity underwriting and the trading of equity and fixed income securities, and a favorable interest rate environment continued to fuel our mergers and acquisitions activities. While we are pleased with the magnitude of the results, we are equally pleased with the quality of our earnings which span all of the firm's core businesses."

         "During the quarter we announced plans to develop a new site for our worldwide headquarters in New York City. We are very excited about the firm's plans to build a technologically sophisticated, 'smart' office tower that will accommodate our continued growth and expansion into the 21st century. By improving efficiency and productivity we will be able to serve our clients more effectively in the global marketplace."

Highlights of the current period compared to the first quarter of fiscal 1997 include:
     Commission revenues rose 32.1% to a record $213.4 million, reflecting increases in the firm's institutional equities, private client services, and securities clearance revenues.

     Investment banking revenues rose 101.8% to $219.3 million, the upswing primarily attributable to equity and high yield underwritings and mergers and acquisitions activities.

     Principal transactions revenues increased 32.8% to $391.5 million, with significant increases in the derivatives and high yield areas.

     Net interest profits were the best-ever, increasing 30.9% to $147.7 million, as the firm's customer margin balances continued to reach record levels.

     Compensation as a percentage of net revenues was 50.1% versus 50.0%.

Annual  Meeting

The Bear Stearns Companies Inc. 1997 Annual Meeting of Stockholders will be held on Monday, October 27, 1997, at 5:00 p.m. in the fifth floor auditorium at the company's headquarters located at 245 Park Avenue in New York City.

The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions, and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management, and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has approximately 8,500 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Geneva, Hong Kong, London, Lugano, Paris, Sao Paulo, Shanghai,
Singapore, and Tokyo. As of September 26, 1997 total capital, including stockholders' equity and long-term borrowings, was $13.3 billion. Book value as of September 26, 1997 was $20.52 per share, based on 151,563,065 shares outstanding.

                                                      - 30 -
                          Financial Statements Attached



                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                                        Three Months Ended
                                                                           ----------------------------------------------
                                                                             September 26,                September 27,
                                                                                 1997                         1996
                                                                           ------------------            ----------------
                                                                               (In thousands, except per share data)
Revenues
             Commissions                                                     $       213,444                $    161,570
             Principal transactions                                                  391,514                     294,892
             Investment banking                                                      219,328                     108,694
             Interest and dividends                                                  964,571                     660,257
             Other income                                                             24,148                      10,740
                                                                           ------------------            ----------------
                          Total Revenues                                           1,813,005                   1,236,153
             Interest expense                                                        816,915                     547,469
                                                                           ------------------            ----------------
             Revenues, net of interest expense                                       996,090                     688,684
                                                                           ------------------            ----------------

Expenses
             Employee compensation and benefits                                      499,197                     344,372
             Floor brokerage, exchange
              and clearance fees                                                      39,585                      31,566
             CommunicationS                                                           28,133                      24,556
             Occupancy                                                                23,546                      21,346
             Depreciation and amortization                                            26,017                      19,968
             Advertising and market development                                       15,954                      14,756
             Data processing and equipment                                            12,234                       7,555
             Other expenses                                                           84,286                      46,048
                                                                           ------------------            ----------------
                          Total expenses                                             728,952                     510,167
                                                                           ------------------            ----------------

Income before provision for
 income taxes                                                                        267,138                     178,517
Provision for income taxes                                                           105,520                      70,068
                                                                           ------------------            ----------------

Net income                                                                   $       161,618                $    108,449
                                                                           ==================            ================

Net income applicable to
 common shares                                                               $       155,693                $    102,418
                                                                           ==================            ================

Earnings per share (1)                                                                  1.11                        0.72
                                                                           ==================            ================

Weighted average common and
 common equivalent shares
 outstanding (1)                                                                 152,011,423                 150,920,427
                                                                           ==================            ================

Cash dividends declared
 per common share                                                            $          0.15                 $      0.15
                                                                           ==================            ================

(1)  Adjusted for the 5% stock dividend.




                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                                        Three Months Ended
                                                                           ----------------------------------------------
                                                                             September 26,                  June 30,
                                                                                 1997                         1997
                                                                           ------------------            ----------------
                                                                                 (In thousands,except per share data)
Revenues
             Commissions                                                     $       213,444                $    195,372
             Principal transactions                                                  391,514                     439,865
             Investment banking                                                      219,328                     182,711
             Interest and dividends                                                  964,571                     939,900
             Other income                                                             24,148                      15,446
                                                                           ------------------            ----------------
                          Total Revenues                                           1,813,005                   1,773,294
             Interest expense                                                        816,915                     810,663
                                                                           ------------------            ----------------
             Revenues, net of interest expense                                       996,090                     962,631
                                                                           ------------------            ----------------

Expenses
             Employee compensation and benefits                                      499,197                     461,138
             Floor brokerage, exchange
              and clearance fees                                                      39,585                      38,611
             Communications                                                           28,133                      27,507
             Occupancy                                                                23,546                      22,470
             Depreciation and amortization                                            26,017                      25,768
             Advertising and market development                                       15,954                      22,436
             Data processing and equipment                                            12,234                      10,840
             Other expenses                                                           84,286                      85,018
                                                                           ------------------            ----------------
                          Total expenses                                             728,952                     693,788
                                                                           ------------------            ----------------

Income before provision for
 income taxes                                                                        267,138                     268,843
Provision for income taxes                                                           105,520                     105,955
                                                                           ------------------            ----------------

Net income                                                                   $       161,618                $    162,888
                                                                           ==================            ================

Net income applicable to
 common shares                                                               $       155,693                $    156,954
                                                                           ==================            ================

Earnings per share                                                           $          1.11                $       1.15
                                                                           ==================            ================

Weighted average common and
 common equivalent shares
 outstanding                                                                     152,011,423                 144,842,307
                                                                           ==================            ================

Cash dividends declared
 per common share                                                            $          0.15                $       0.15
                                                                           ==================            ================
